UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 11, 2016

ADEPTUS HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36520	46-5037387
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2941 Lake Vista Drive
Lewisville, Texas		75067
(Address of principal executive offices)		(Zip Code)

(972) 899-6666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On May 11, 2016, Adeptus Health Inc. entered into a joint venture agreement with Texas Health Resources to increase access to high quality, convenient emergency medical care in the Dallas-Fort Worth area.

Adeptus Health contributed the 27 freestanding emergency rooms in North Texas, the hospital in Carrollton, Texas, and the related business associated with these facilities to the joint venture.  The contribution of the controlling interest in these facilities and their operations will be deemed a change of control for accounting purposes, and as such, a gain will be recorded on the contribution of the previously fully owned facilities.

Pursuant to terms of the joint venture agreement, Adeptus Health will receive quarterly preferred returns up to a specified amount on its investment in joint venture prior to proportionate distributions to partners.  Adeptus Health expects to account for this joint venture under the equity method.

Unaudited pro forma condensed consolidated financial information is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated here by reference.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above is incorporated by reference into this item 2.01.

Item 8.01.                                        Other Events.

On May 11, 2016, Adeptus Health Inc. announced the formation of a joint venture with Texas Health Resources to increase access to high quality, convenient emergency medical care in the Dallas-Fort Worth area.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information
99.2	Press Release dated May 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPTUS HEALTH INC.
(Registrant)

May 16, 2016	By:	/s/ Timothy L. Fielding
		Name:	Timothy L. Fielding
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information
99.2	Press Release dated May 11, 2016.